SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): January 31, 2003
                                                           ----------------


                               COMCAST CORPORATION
                -----------------------------------------------
                (Exact Name of Registrant Specified in Charter)


   Pennsylvania                     000-50093                     27-0000798
-----------------              -------------------          ------------------
 (State or Other                (Commission File             (I.R.S. Employer
 Jurisdiction of                     Number)                Identification No.)
 Incorporation)


          1500 Market Street
       Philadelphia, Pennsylvania                                  19102-2148
----------------------------------------                           ----------
(Address of Principal Executive Offices)                           (Zip Code)


       Registrant's telephone number, including area code: (215) 665-1700
                                                           --------------

                                 Not Applicable
         --------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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Item 5. Other Events.


Joseph L. Castle, II, Chairman and Chief Executive Officer of Castle Energy Corporation, has been designated a director of Comcast Corporation. Mr. Castle will be an independent member of the Board.

Mr. Castle founded Castle Energy Corporation in 1980, an independent oil and gas exploration and production company. Prior to his founding Castle Energy Corporation, Mr. Castle served as a trustee for the Reading Company. From 1966-1974 Mr. Castle was a partner and member of the Executive Committee of Butcher & Sherrerd. He serves on the board of directors of Charming Shoppes Inc. and is currently chairman of the board of the Fen/Phen Diet Drug Settlement Trust. Mr. Castle is a former director of Revlon Group, Reading Company, Horn and Hardart, Inc., Pantry Pride, Inc., Mark Centers Trust, and, former Chairman of the Board of WPHL-TV Channel 17. Mr. Castle was also a director of the predecessor Comcast Corporation through November 2002.

Mr. Castle replaces George M.C. Fisher who resigned Friday, January 31, 2003 to avoid even the appearance of conflict in light of Mr. Fisher's role as a director of General Motors Corporation, the parent company of DIRECTV.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 5, 2003               COMCAST CORPORATION

                                     By: /s/ Arthur R. Block
                                         -----------------------------------
                                         Arthur R. Block
                                         Senior Vice President,
                                         General Counsel and Secretary